Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sangamo BioSciences, Inc. 2004 Stock Incentive Plan of our reports dated February 22, 2012, with respect to the financial statements and the effectiveness of internal control over financial reporting of Sangamo BioSciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
February 22, 2012